Exhibit 21




     February 1994                 SUBSIDIARIES OF DYNCORP


  Name of Subsidiary                Jurisdiction of      Owned*   Remarks
                                     Incorporation



  Aerotherm Corporation                California
  Air Carrier Services, Inc.           Virginia            (2)
  Anedyn, Inc.                         Georgia                       (5)
  Anedyn Power Company                 Florida                       (5)
  Audio Technical Services Inc.        Delaware                      (5)
  Cinco Investors, Ltd.                Delaware                      (5)
  Dyn Funding Corporation              Delaware
  Dyn Logistics Services Inc.          California                    (5)
  Dyn Marine Services, Inc.            California
  Dyn/Mexico Holdings Inc.             Virginia
  Dyn Network Management, Inc.         Virginia
  Dyn Realty Corporation               Virginia
  Dyn Systems Technology, Inc.         Virginia
  DynAir Caribbean Services, Inc.      U.S. Virgin                   (5)
                                        Islands
  DynAir CFE Services, Inc.            Delaware            (2)
  DynAir Fueling Inc.                  Delaware            (2)
  DynAir Fueling of Nevada Inc.        Nevada              (2)
  DynAir Maintenance, Inc.             New York            (3)
  DynAir Services Inc.                 Delaware            (2)
  DynAir Services Russia Inc.          Delaware            (3)
  DynAir Tech of Arizona, Inc.         Arizona             (2)
  DynAir Tech of Florida, Inc.         Florida             (2)
  DynAir Tech of Texas, Inc.           Texas               (2)
  DynAir Technical Services, Inc.      Delaware            (2)       (5)
  DynAir Technologies                  Virginia            (2)
    International, Inc.
  Dynalectron Corporation              Delaware            (1)       (1)
  Dynalectron Systems Inc.             Nevada                        (5)
  DynCorp Aviation Services, Inc.      Virginia
  DynCorp/DynAir Corporation           California          (3)
  DynCorp Aerospace Ops., Inc.         Delaware            (4)
  DynCorp Int'l. Services GmbH         Germany             (4)

  DynCorp Int'l. Services, Inc.        Virginia
  DynCorp Int'l Services Ltd.          Cayman Islands      (4)

  DynCorp Viar Inc.                    Virginia
  DynMcDermott Petroleum               Louisiana           (6)
    Operations Co.
  Elec. Utility Construction, Inc.     Kentucky                      (5)
  Fuller-Austin Insulation Co.         Texas                         (5)
  Grupo DynCorp de Mexico              Mexico                        (8)
  Kwajalein Services, Inc.             Virginia
  Meridian Corporation                 Virginia
  OLDHD Systems, Inc.                  Texas                         (5)
  Pacific TSD Corporation              California                    (5)
  Program Resources, Inc.              Virginia
  Sea Mobility, Inc.                   Delaware                      (5)
  TAI Realty Corporation               Virginia
  Technology Applications, Inc.        Delaware            (7)
  395146 Alberta Ltd.                  Alberta, Canada               (5)


   *Owned 100% by DynCorp unless otherwise specified.


  NOTES:


  (1) Owned 100% by DynAir CFE Services, Inc. and formerly known as CFE Equipment Corporation

  (2)   Owned 100% by DynCorp Aviation Services, Inc.

  (3)   Owned 100% by DynAir Services Inc.

  (4)   Owned 100% by DynCorp International Services, Inc.

  (5)   Inactive subsidiaries

  (6)   DynCorp owns 60% of outstanding common stock.

  (7)   DynCorp owns 77% of outstanding Class A common shares

  (8) DynCorp owns 1 share of common stock and Dyn/Mexico Holdings Inc. owns 99 shares of common stock